UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 1, 2016

SYNDAX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37708	32-0162505
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Totten Pond Road, Suite 110 Waltham, Massachusetts		02451
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 419-1400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 1, 2016, Syndax Pharmaceuticals, Inc. (the “Company”) entered into a license agreement (the “Agreement”) with UCB Biopharma Sprl (“UCB”) under which UCB granted to the Company a worldwide, sublicenseable, exclusive license to UCB6352, which the Company will refer to as SNDX-6352, an IND-ready anti-CSF-1R monoclonal antibody.

Pursuant to the Agreement, the Company will make an upfront payment of $5.0 million to UCB, and, subject to the achievement of certain milestone events, the Company may be required to pay UCB up to $119.5 million in one-time development and regulatory milestone payments over the term of the Agreement. In the event that the Company or any of its affiliates or sublicensees commercializes SNDX-6352, the Company will also be obligated to pay UCB low double-digit royalties on sales, subject to reduction in certain circumstances, as well as up to an aggregate of $250 million in potential one-time sales-based milestone payments based on achievement of certain annual sales thresholds. Under certain circumstances, the Company may be required to share a percentage of non-royalty income from sublicensees, subject to certain deductions, with UCB.

The Company will be solely responsible for the development and commercialization of SNDX-6352, except that UCB will perform a limited set of transitional manufacturing tasks related to SNDX-6352.

Each party may terminate the agreement for the other party’s uncured material breach or insolvency, and the Company may terminate the agreement at will at any time upon advance written notice to UCB. UCB may terminate the agreement if the Company or any of its affiliates or sublicensees institutes a legal challenge to the validity, enforceability or patentability of the licensed patent rights. Unless terminated earlier in accordance with its terms, the agreement will continue on a country-by-country and product-by-product basis until the later of: (i) the expiration of all of the licensed patent rights in such country; (ii) the expiration of all regulatory exclusivity applicable to the product in such country; and (iii) 10 years from the date of the first commercial sale of the product in such country.

The foregoing description of the Agreement is only a summary and is qualified in its entirety by reference to the Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016.

A copy of the press release issued in connection with the Company’s announcement of the Agreement is attached hereto as Exhibit 99.1.

Cautionary Note on Forward-Looking Statements

This Current Report on Form 8-K (the “Current Report”) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend,” “believe” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on the Company’s expectations and assumptions as of the date of this Current Report. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from these forward-looking statements. Forward-looking statements contained in this Current Report include, but are not limited to, the Company’s potential payment of upfront and milestone payments and royalties. Many factors may cause differences between current expectations and actual results, including unexpected safety or efficacy data observed during preclinical or clinical studies, clinical trial site activation or enrollment rates that are lower than expected, changes in expected or existing competition, changes in the regulatory environment, failure of the Company’s collaborators to support or advance collaborations or product candidates and unexpected litigation or other disputes. Other factors that may cause the Company’s actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” sections contained therein. Except as required by law, the Company assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated July 6, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNDAX PHARMACEUTICALS, INC.

By:	/s/ Briggs W. Morrison, M.D.
Briggs W. Morrison, M.D.
Chief Executive Officer

Dated: July 6, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated July 6, 2016.